CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1996, appearing on page 22 of the T. Rowe Price Associates, Inc. Annual Report on Form 10-K for the year ended December 31, 1995.

/s/  PRICE WATERHOUSE LLP

Baltimore, Maryland
January 24, 1997